Exhibit 10(b)

EXECUTION COPY

51 West 52nd Street

New York, NY 10019

Anthony G. Ambrosio

c/o CBS Corporation

51 W. 52nd Street

New York, NY 10019

Dear Tony:	as of June 7, 2013

CBS Corporation (“CBS”), having an address at 51 West 52nd Street, New York, New York 10019, agrees to employ you and you agree to accept such employment upon the following terms and conditions (the “Agreement”):

1.                                          Term.  The term of your employment under this Agreement shall commence on June 7, 2013 (the “Effective Date”) and, unless earlier terminated under this Agreement, shall expire on June 6, 2017 (the “Expiration Date”).  The period from the Effective Date through the Expiration Date is referred to herein as the “Term” notwithstanding any earlier termination of your employment for any reason.

2.                                          Duties.  You will serve as the Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer and agree to perform all duties reasonable and consistent with that office.  You will report to the President and Chief Executive Officer of CBS (the “CEO”) and you will be the most senior executive responsible for Human Resources and for Administration.  Your Human Resources responsibilities shall encompass all elements of global Human Resources including administrative oversight of the Labor Relations function.  Your Administration responsibilities shall include, without limitation, Corporate Real Estate, Facilities Management and Corporate Services, Corporate Security, Strategic Sourcing (including Travel), Corporate Planning activities, CBS Philanthropy (including CBS Cares PSA inventory) and corporate social responsibility activities.  Your responsibilities will also include the management oversight of EcoMedia, a division of CBS Corporation.  Your principal place of employment will be CBS’s executive offices in the New York and Los Angeles metropolitan areas; provided, however, that you will be required to render services elsewhere upon request for business reasons.

Anthony G. Ambrosio

as of June 7, 2013

3.                                          Base Compensation.

(a)                               Salary.  For all the services rendered by you in any capacity under this Agreement, CBS agrees to pay you base salary (“Salary”) at the rate of Eight Hundred Seventy-Five Thousand Dollars ($875,000) per annum, less applicable deductions and withholding taxes, in accordance with CBS’s payroll practices as they may exist from time to time.  During the term of this Agreement, your salary may be increased, and such increase, if any, shall be made at a time, and in an amount, that CBS shall determine in its sole discretion.

(b)                              Bonus Compensation.  You also shall be eligible to receive annual bonus compensation (“Bonus”) during your employment with CBS under this Agreement, determined and payable as follows:

(i)                                  Your Bonus for each calendar year during your employment with CBS under this Agreement will be determined in accordance with the guidelines of the CBS short-term incentive program (the “STIP”), as such guidelines may be amended from time to time without notice in the discretion of CBS.

(ii)                              Your target bonus (“Target Bonus”) for each calendar year during your employment with CBS under this Agreement shall be 125% of your Salary in effect on November 1st of the calendar year or the last day of your employment, if earlier.

(iii)                          Your Bonus for any calendar year shall be payable, less applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year.

(iv)                          If, prior to the last day of a calendar year, your employment with CBS terminates, CBS may, in its discretion, choose to pay you a prorated Bonus, in which case such prorated Bonus will be determined in accordance with the guidelines of the STIP and payable in accordance with paragraph 3(b)(iii); provided, that you will receive a Bonus for the calendar year in which the employment Term ends, such Bonus to be determined based on actual performance and consistent with senior executive officers who remain employed with CBS, and then prorated based on the number of calendar days of such year elapsed through the date on which the Term ends (the “Pro-Rata Bonus”), payable, less any applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year.

(c)                               Long-Term Incentive Compensation.  Beginning with calendar year 2014, you shall be eligible to receive annual grants of long-term incentive compensation under the CBS Corporation 2009 Long-Term Incentive Plan (or any

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as of June 7, 2013

successor plan thereto) (the “LTIP”), as may be amended from time to time without notice in the discretion of CBS.  You shall have a target long-term incentive value equal to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).  The precise amount, form (including equity and equity-based awards, which for purposes of this Agreement are collectively referred to as “equity awards”) and timing of any such long-term incentive award, if any, shall be determined in the discretion of the Compensation Committee of the CBS Board of Directors (the “Committee”).

4.                                    Benefits.  You shall participate in all CBS vacation, medical, dental, life insurance, long-term disability insurance, retirement, long-term incentive and other benefit plans and programs applicable generally to other senior executives of CBS and its subsidiaries as CBS may have or establish from time to time and in which you would be entitled to participate under the terms of the plans.  This provision shall not be construed to either require CBS to establish any welfare, compensation or long-term incentive plans, or to prevent the modification or termination of any plan once established, and no action or inaction with respect to any plan shall affect this Agreement.

5.                              Business Expenses.  During your employment under this Agreement, CBS shall reimburse you for such reasonable travel and other expenses incurred in the performance of your duties as are customarily reimbursed to CBS executives at comparable levels.  Such travel and other expenses shall be reimbursed by CBS as soon as practicable in accordance with CBS’s established guidelines, as may be amended from time to time, but in no event later than December 31st of the calendar year following the calendar year in which you incur the related expenses.

6.                              Non-Competition, Confidential Information, Etc.

(a)                               Non-Competition.  You agree that your employment with CBS is on an exclusive basis and that, while you are employed by CBS or any of its subsidiaries, you will not engage in any other business activity which is in conflict with your duties and obligations (including your commitment of time) under this Agreement.  You further agree that, during the Non-Compete Period (as defined below), you shall not directly or indirectly engage in or participate in (or negotiate or sign any agreement to engage in or participate in), whether as an owner, partner, stockholder, officer, employee, director, agent of or consultant for, any business which at such time is competitive with any business of CBS, or any of its subsidiaries, without the written consent of CBS; provided, however, that this provision shall not prevent you from investing as less than a one (1%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. The Non-Compete Period shall cover the period during your employment with CBS and shall continue following the termination of your employment for any reason, other than the expiration of the Term, for the greater of: (i) twelve (12) months; or (ii) for so long as (A) any payments are due to you pursuant to paragraph 7(b), 7(c), 7(f) or 7(k) of this

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as of June 7, 2013

Agreement or (B) Outstanding Awards continue to vest during the Extended Vesting Period pursuant to paragraph 7(g), unless you request and CBS accepts a written request pursuant to paragraph 6(j) of this Agreement.

(b)                              Confidential Information.  You agree that, during the Term and at any time thereafter, (i) you shall not use for any purpose other than the duly authorized business of CBS, or disclose to any third party, any information relating to CBS, or any of CBS’s affiliated companies which is non-public, confidential or proprietary to CBS or any of CBS’s affiliated companies (“Confidential Information”), including any trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of your duties under this Agreement consistent with CBS’s policies); and (ii) you will comply with any and all confidentiality obligations of CBS to a third party, whether arising under a written agreement or otherwise.  Information shall not be deemed Confidential Information which (x) is or becomes generally available to the public other than as a result of a disclosure by you or at your direction or by any other person who directly or indirectly receives such information from you, or (y) is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.  For purposes of this paragraph 6(b), the term “third party” shall be defined to mean any person other than CBS and its subsidiaries or any of their respective directors and senior officers.

(c)                               No Solicitation, Etc.  You agree that, while employed by CBS and for the greater of twelve (12) months thereafter or for so long as payments are due to you pursuant to paragraph 7(b), 7(c), 7(f) or 7(k) of this Agreement, you shall not, directly or indirectly:

(i)                                  employ or solicit the employment of any person who is then or has been within twelve (12) months prior thereto, an employee of CBS  or any of CBS’s affiliated companies; or

(ii)                              do any act or thing to cause, bring about, or induce any interference with, disturbance to, or interruption of any of the then-existing relationships (whether or not such relationships have been reduced to formal contracts) of CBS or any of CBS’s affiliated companies with any customer, employee, consultant or supplier.

(d)                       CBS Ownership.  The results and proceeds of your services under this Agreement, including, without limitation, any works of authorship resulting from your services during your employment with CBS and/or any of CBS’s affiliated companies and any works in progress resulting from such services, shall be works-made-for-hire and CBS shall be deemed the sole owner throughout the universe of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner CBS

Anthony G. Ambrosio

as of June 7, 2013

determines, in its discretion, without any further payment to you.  If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to CBS under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of every nature in the work, whether now known or hereafter defined or discovered, and CBS shall have the right to use the work in perpetuity throughout the universe in any manner CBS determines, in its discretion, without any further payment to you.  You shall, as may be requested by CBS from time to time, do any and all things which CBS may deem useful or desirable to establish or document CBS’s rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if you are unavailable or unwilling to execute such documents, you hereby irrevocably designate the Executive Vice President, General Counsel, CBS Corporation or his designee as your attorney-in-fact with the power to execute such documents on your behalf.  To the extent you have any rights in the results and proceeds of your services under this Agreement that cannot be assigned as described above, you unconditionally and irrevocably waive the enforcement of such rights.  This paragraph 6(d) is subject to, and does not limit, restrict, or constitute a waiver by CBS of any ownership rights to which CBS may be entitled by operation of law by virtue of being your employer.

(e)                               Litigation.

(i)                                  You agree that during the Term and for twelve (12) months thereafter or, if later, during the pendency of any litigation or other proceeding, (x) you shall not communicate with anyone (other than your own attorneys and tax advisors), except to the extent necessary in the performance of your duties under this Agreement, with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving CBS, or any of CBS’s affiliated companies, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to CBS or its counsel; and (y) in the event that any other party attempts to obtain information or documents from you with respect to such matters, either through formal legal process such as a subpoena or by informal means such as interviews, you shall promptly notify CBS’s counsel before providing any information or documents.

(ii)                              You agree to cooperate with CBS and its attorneys, both during and after the termination of your employment, in connection with any litigation or other proceeding arising out of or relating to matters in which you were involved or had knowledge of prior to the termination of your employment.  Your cooperation shall include, without limitation, providing assistance to CBS’s

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counsel, experts or consultants, providing truthful testimony in pretrial and trial or hearing proceedings.  In the event that your cooperation is requested after the termination of your employment, CBS will (x) seek to minimize interruptions to your schedule to the extent consistent with its interests in the matter; and (y) reimburse you for all reasonable and appropriate out-of-pocket expenses actually incurred by you in connection with such cooperation upon reasonable substantiation of such expenses.  Reimbursement shall be made within 60 calendar days following the date on which CBS receives appropriate documentation with respect to such expenses, but in no event will payment be made later than December 31 of the calendar year following the calendar year in which you incur the related expenses.

(iii)                          You agree that during the Term and at any time thereafter, to the fullest extent permitted by law, you will not testify voluntarily in any lawsuit or other proceeding which directly or indirectly involves CBS, or any of CBS’s affiliated companies, or which may create the impression that such testimony is endorsed or approved by CBS, or any of CBS’s affiliated companies, without advance notice (including the general nature of the testimony) to and, if such testimony is without subpoena or other compulsory legal process the approval of the Executive Vice President and General Counsel, CBS Corporation.

(f)                          No Right to Give Interviews or Write Books, Articles, Etc.  During the Term, except as authorized by CBS, you shall not (i) give any interviews or speeches, or (ii) prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, in either case, concerning CBS, or any of CBS’s affiliated companies or any of their respective officers, directors, agents, employees, suppliers or customers.

(g)                              Return of Property.  All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with CBS shall remain the exclusive property of CBS.  In the event of the termination of your employment for any reason, CBS reserves the right, to the extent permitted by law and in addition to any other remedy CBS may have, to deduct from any monies otherwise payable to you the following:  (i) all amounts you may owe to CBS, or any of CBS’s affiliated companies at the time of or subsequent to the termination of your employment with CBS; and (ii) the value of the CBS property which you retain in your possession after the termination of your employment with CBS.  In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement shall serve as such consent.  Notwithstanding anything in this Section 6(g) to the contrary, CBS will not exercise such right to deduct from any

Anthony G. Ambrosio

as of June 7, 2013

monies otherwise payable to you that constitute “deferred compensation” within the meaning of Internal Revenue Code Section 409A (“Code Section 409A”).

(h)                              Non-Disparagement.  Both parties agree that, during the Term and for a period of one year thereafter, that neither you nor CBS shall, in any communications with the press or other media or any customer, client or supplier of CBS or any of CBS’s affiliated companies, criticize, ridicule or make any statement which disparages or is derogatory of you or CBS or any of CBS’s affiliated companies, or any of their respective directors or senior officers.

(i)                                  Injunctive Relief.  CBS has entered into this Agreement in order to obtain the benefit of your unique skills, talent, and experience.  You acknowledge and agree that any violation of paragraphs 6(a) through (h) of this Agreement will result in irreparable damage to CBS and, accordingly, CBS may obtain injunctive and other equitable relief for any breach or threatened breach of such paragraphs, in addition to any other remedies available to CBS.

(j)                                  Survival; Modification of Terms.  Your obligations under paragraphs 6(a) through (i) shall remain in full force and effect for the entire period provided therein notwithstanding the termination of your employment under this Agreement for any reason or the expiration of the Term; provided, however, that your obligations under paragraph 6(a) (but not under any other provision of this Agreement) shall cease if: (x) CBS terminates your employment without Cause or you resign with Good Reason; (y) you provide CBS a written notice indicating your desire to waive your right to receive, or to continue to receive, termination payments and benefits under paragraphs 7(b)(ii)(A) through (D), paragraphs 7(c)(ii)(A) through (D), paragraphs 7(f)(ii) through 7(f)(iii)(A) or paragraphs 7(k)(ii)(A), (B), (C), (D) through (F), or continued vesting of Outstanding Awards during the Extended Vesting Period under paragraph 7(g), as applicable; and (z) CBS notifies you that it has, in its discretion, accepted your request.  You and CBS agree that the restrictions and remedies contained in paragraphs 6(a) through (i) are reasonable and that it is your intention and the intention of CBS that such restrictions and remedies shall be enforceable to the fullest extent permissible by law.  If a court of competent jurisdiction shall find that any such restriction or remedy is unenforceable but would be enforceable if some part were deleted or the period or area of application reduced, then such restriction or remedy shall apply with the modification necessary to make it enforceable.  You acknowledge that CBS conducts its business operations around the world and has invested considerable time and effort to develop the international brand and goodwill associated with the “CBS” name.  To that end, you further acknowledge that the obligations set forth in this paragraph 6 are by necessity international in scope and necessary to protect the international operations and goodwill of CBS and its affiliated companies.

Anthony G. Ambrosio

as of June 7, 2013

7.                                    Termination of Employment.

(a)                               Termination for Cause.

(i)                                  CBS may, at its option, terminate your employment under this Agreement for Cause.  For purposes of this Agreement, “Cause” shall mean: (A) embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; (B) willful unauthorized disclosure of material Confidential Information; (C) your failure to obey a material lawful directive that is appropriate to your position from the CEO; (D) your failure to comply with the written policies of CBS, including the CBS Business Conduct Statement or successor conduct statement as they apply from time to time; (E) your material breach of this Agreement (including any representations herein); (F) your failure (except in the event of your Disability) or refusal to substantially perform your material obligations under this Agreement; (G) your terminating your employment without Good Reason (as defined below) other than for death or Disability pursuant to paragraph 7(e) (it being understood that your terminating your employment during the Term without Good Reason prior to the end of the Term shall constitute Cause); (H) willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or (I) conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring you to public disrepute, scandal or ridicule or reflect unfavorably upon any of CBS’s businesses or those who conduct business with CBS and its affiliated entities.

Prior to terminating your employment for Cause, CBS will give you written notice of termination regarding any alleged act, failure or breach in reasonable detail and, except in the case of clause (A) or (B) or any other conduct, failure, breach or refusal which, by its nature, CBS determines cannot reasonably be expected to be cured, the conduct required to cure.  Except for  conduct described in clause (A) or (B) or any other conduct, failure, breach or refusal which, by its nature, CBS determines cannot reasonably be expected to be cured, you shall have ten (10) business days from the giving of such notice within which to cure any failure, breach or refusal under clause (C), (D), (E), (F), (H) or (I) of this paragraph 7(a)(i); provided, however, that if CBS reasonably expects irreparable injury from a delay of ten (10) business days, CBS may give you notice of such shorter period within which to cure as is reasonable under the circumstances.

(ii)                              In the event that your employment terminates under paragraph 7(a)(i) during the Term, CBS shall have no further obligations under

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this Agreement, including, without limitation, any obligation to pay Salary or Bonus or provide benefits, except to the extent required by applicable law.

(b)                              Termination without Cause.

(i)                                  CBS may terminate your employment under this Agreement without Cause at any time during the Term by providing written notice of termination to you.

(ii)                              In the event that your employment terminates under paragraph 7(b)(i) during the Term hereof, you shall thereafter receive, less applicable withholding taxes, (x) any unpaid Salary through and including the date of termination, any unpaid Bonus earned for the calendar year prior to the calendar year in which you are terminated, any business expense reimbursements incurred but not yet approved and/or paid and such other amounts as are required to be paid or provided by law (the “Accrued Obligations”), payable within thirty (30) days following your termination date, and (y) subject to your compliance with paragraph 7(j) hereunder, the following payments and benefits:

(A)                          Salary:  a severance amount equal to eighteen (18) months of your then current base Salary described in paragraph 3(a), payable in accordance with CBS’s then effective payroll practices (your “Regular Payroll Amount”) as follows:

(I)                                beginning on the regular payroll date (“Regular Payroll Dates”) next following your termination date, you will receive your Regular Payroll Amount on the Regular Payroll Dates that occur on or before March 15th of the calendar year following the calendar year in which your employment terminates;

(II)                          beginning with the first Regular Payroll Date after March 15th of the calendar year following the calendar year in which your employment terminates, you will receive your Regular Payroll Amount, if any remains due, until you have received an amount equal to the maximum amount permitted to be paid pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (i.e., the lesser of (x) two times your “annualized compensation” within the meaning of Code Section 409A or (y) two times the limit under Section 401(a)(17) of the Internal Revenue Code (the “Code”) for the calendar year in which your termination occurs, which is $510,000 for 2013); provided, however, that in no event shall payment be made to you pursuant to this paragraph 7(b)(ii)(A)(II) later than December 31st of the

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second calendar year following your termination of employment; and

(III)                    the balance of your Regular Payroll Amount, if any remains due, will be paid to you by payment of your Regular Payroll Amount on your Regular Payroll Dates beginning with the regular payroll date that follows the date of the last payment pursuant to paragraph 7(b)(ii)(A)(II);

provided, however, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your Regular Payroll Amount that would be paid to you during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be paid to you in a lump sum on the earlier of (x) the first business day of the seventh calendar month following the calendar month in which your termination of employment occurs or (y) your death (the applicable date, the “Permissible Payment Date”) rather than as described in paragraph 7(b)(ii)(A)(I), (II) or (III), as applicable, and any remaining Salary, if any, shall be paid to you or your estate, as applicable, by payment of your Regular Payroll Amount on your Regular Payroll Dates commencing with the Regular Payroll Date that follows the Permissible Payment Date.  Each payment pursuant to this paragraph 7(b)(ii)(A) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A.

(B)                           Bonus:  an additional severance amount equal to 1.5 times your “Severance Bonus”, which for purposes of this Agreement is defined as your Target Bonus in effect on the date of your termination (ignoring any reduction in your Target Bonus prior to such date that constituted Good Reason), determined and paid as follows:

(I)                                an amount equal to your Severance Bonus, prorated for the number of calendar days remaining in the calendar year in which your employment terminates, and payable between January 1st and March 15th of the calendar year following the calendar year in which your employment terminates; provided, however, that to the extent (x) you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your

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termination, (y) your date of termination pursuant to paragraph 7(b)(i) occurs after June 30th of the calendar year, and (z) the prorated bonus described in this paragraph 7(b)(ii)(B)(I) is determined to constitute “deferred compensation” within the meaning of Code Section 409A, then such prorated bonus shall not be paid to you until the earlier of (a) the first business day of the seventh calendar month following the calendar month in which your termination of employment occurs or (b) your death.  Each payment pursuant to this paragraph 7(b)(ii)(B)(I) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A;

(II)                          an amount equal to your Severance Bonus, and payable between January 1st and March 15th of the second calendar year following the calendar year in which your employment terminates; provided, however, that if the 18th month anniversary of the date of your termination of employment (the “18th Month Anniversary”) occurs in the calendar year following the calendar year in which your employment terminates, then the Severance Bonus shall be prorated for the number of calendar days in the calendar year following the calendar year in which your employment terminates that occur on or before the 18th Month Anniversary; and

(III)                    if the 18th Month Anniversary occurs in the second calendar year following the calendar year in which your employment terminates, an amount equal to your Severance Bonus, prorated for the number of calendar days in the second calendar year following the calendar year in which your employment terminates that occur on or before the 18th Month Anniversary, and payable between January 1st and March 15th of the third calendar year following the calendar year in which your employment terminates.

(C)                           Health Benefits:  medical and dental insurance coverage for you and your eligible dependents at no cost to you (except as hereafter described) pursuant to the CBS benefit plans in which you participated in at the time of your termination of employment (or, if different, other benefit plans generally available to senior level executives) for a period of eighteen (18) months following the termination date, or if earlier, the date on which you become eligible for medical or dental coverage as the case may be from a third party, which period of coverage shall be

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considered to run concurrently with the COBRA continuation period; provided, however, that during the period that CBS provides you with this coverage, the cost of such coverage will be treated as taxable income to you and CBS may withhold taxes from your compensation for this purpose; provided, further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law; provided, further that to the extent CBS is unable to continue such benefits because of underwriting on the plan term or if such continuation would violate Code Section 105(h), CBS shall provide you with  economically equivalent benefits determined on an after-tax basis (to the extent such benefit was non-taxable).

(D)                          Life Insurance:  life insurance coverage until the end of the Term under CBS’s policy in effect on the date of termination in the amount then furnished to CBS employees at no cost (the amount of which coverage will be reduced to the amount of life insurance coverage furnished to you at no cost by a third party employer); provided, however that to the extent CBS is unable to continue such benefits because of underwriting on the plan term, CBS shall provide you with economically equivalent benefits determined on an after-tax basis (to the extent such benefit was non-taxable).

(E)                            Equity:  the following with respect to awards granted to you under the LTIP (or any predecessor plan to the LTIP):

(I)                                All stock option awards (or portions thereof) that have not vested and become exercisable on the date of such termination, but which would otherwise vest on or before the end of an eighteen (18) month period thereafter, shall accelerate and vest immediately on the Release Effective Date, and will continue to be exercisable until the greater of eighteen (18) months following the termination date or the period provided in accordance with the terms of the grant; provided, however, that in no event shall the exercise period extend beyond their expiration date.

(II)                          All stock options awards (or portions thereof) that have previously vested and become exercisable by the date of such termination shall remain exercisable until the greater of eighteen (18) months following the termination date or

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the period provided in accordance with the terms of the grant; provided, however, that in no event shall the exercise period extend beyond their expiration date.

(III)                    All restricted share  unit (“RSU”) awards and other equity awards (or portions thereof) that would otherwise vest on or before the end of an eighteen (18) month period following the termination date (the “Accelerated Share Awards”) shall accelerate and vest immediately on the Release Effective Date and be settled within ten (10) business days thereafter; provided, however, that with respect to Accelerated Share Awards that remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such Accelerated Share Award under Internal Revenue Code Section 162(m) (“Code Section 162(m)”), such Accelerated Share Award shall vest if and to the extent the Committee certifies that a level of the performance goal relating to such Accelerated Share Award has been met, or, if later, the Release Effective Date, and shall be settled within ten (10) business days thereafter; provided, further, that with respect to Accelerated Share Awards that remain subject to performance-based vesting conditions on your termination date, in the event and to the extent that compliance with the performance-based compensation exception under Code Section 162(m) is not required in order to ensure the deductibility of any such Accelerated Share Award, such Accelerated Share Award shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent applicable) on the Release Effective Date and be settled within ten (10) business days thereafter.

Notwithstanding the foregoing, to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your Accelerated Share Awards that would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall instead be settled on the Permissible Payment Date.

Anthony G. Ambrosio

as of June 7, 2013

(iii)                          You shall be required to mitigate the amount of any payment provided for in paragraph 7(b)(ii) by seeking other employment, and the amount of such payments shall be reduced by any compensation earned by you from any source other than as a result of your self-employment, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, and commission payments; provided, however, that mitigation shall not be required, and no reduction for other compensation shall be made, for earnings for services provided during the first twelve (12) months after the termination of your employment.  You agree to advise CBS immediately and in writing of any employment for which you are receiving such payments and to provide documentation as requested by CBS with respect to such employment.  The payments provided for in paragraph 7(b)(ii) are in lieu of any other severance or income continuation or protection under any CBS plan, program or agreement that may now or hereafter exist (unless the terms of such plan, program or agreement expressly state that the payments and benefits payable thereunder are intended to be in addition to the type of payments and benefits described in paragraph 7(b)(ii) of this Agreement).

(c)                               Resignation with Good Reason.

(i)                                  You may resign your employment under this Agreement with Good Reason at any time during the Term by written notice of termination to CBS given no more than thirty (30) days after the occurrence of the event constituting Good Reason.  Such notice shall state an effective resignation date that is not earlier than thirty (30) business days and not later than sixty (60) days after the date it is given to CBS, provided that CBS may set an earlier effective date for your resignation at any time after receipt of your notice.  For purposes of this Agreement (and any other agreement that expressly incorporates the definition of Good Reason hereunder), “Good Reason” shall mean the occurrence of any of the following without your consent (other than in connection with the termination or suspension of your employment or duties for Cause or in connection with physical and mental incapacity): (A) a material reduction in (1) your position, titles, offices, reporting relationships, authorities, duties or responsibilities from those in effect immediately prior to such reduction, including any such reduction effected through any arrangement involving the sharing of your position, titles, offices, reporting relationships, authorities, duties or responsibilities, or any such reduction which would remove positions, titles, offices, reporting relationships, authorities, duties or responsibilities which are customarily given to an executive of a public company comparable to CBS or (2) your base Salary or target compensation in effect immediately prior to such reduction, including your annual Target Bonus or long term incentive targets (for the avoidance of doubt, a material reduction shall include and be deemed to have occurred with respect to clause (A)(1) above if

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either (x) you cease to be the most senior executive responsible for human resources and administration of CBS (provided that no cessation will be deemed to have occurred if CBS has an ultimate parent company that is a public company and you are the most senior executive responsible for human resources and administration of the ultimate public parent company) or (y) neither CBS nor its ultimate parent company (if any) is a public company); (B) the assignment to you of duties or responsibilities that are materially inconsistent with your position, titles, offices or reporting relationships as they exist on the Effective Date or that materially impair your ability to function as Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer of CBS; or (C) the material breach by CBS of any of its obligations under this Agreement; or (D) the requirement that you relocate outside of the metropolitan area in which you currently are employed to any metropolitan area other than Los Angeles.  CBS shall have thirty (30) days from the receipt of your notice within which to cure and, in the event of such cure, your notice shall be of no further force or effect.  If no cure is effected, your resignation will be effective as of the date specified in your written notice to CBS or such earlier effective date set by CBS following receipt of your notice.

(ii)                              In the event that your employment terminates under paragraph 7(c)(i) during the Term, you shall thereafter receive, less applicable withholding taxes, (x) the Accrued Obligations, payable within thirty (30) days following your termination date, and (y), subject to your compliance with paragraph 7(j) hereunder, the following payments and benefits:

(A)                          Salary:  a severance amount equal to eighteen (18) months of your Regular Payroll Amount, payable as follows:

(I)                                beginning on the Regular Payroll Date following your termination date, you will receive your Regular Payroll Amount on the Regular Payroll Dates that occur on or before March 15th of the calendar year following the calendar year in which your employment terminates;

(II)                          beginning with the first Regular Payroll Date after March 15th of the calendar year following the calendar year in which your employment terminates, you will receive your Regular Payroll Amount, if any remains due, until you have received an amount equal to the maximum amount permitted to be paid pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (i.e., the lesser of (x) two times your “annualized compensation” within the meaning of Code Section 409A or (y) two times the limit under Code Section 401(a)(17) for the calendar year in which your termination occurs, which is

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$510,000 for 2013); provided, however, that in no event shall payment be made to you pursuant to this paragraph 7(c)(ii)(A)(II) later than December 31st of the second calendar year following your termination of employment; and

(III)                    the balance of your Regular Payroll Amount, if any remains due, will be paid to you by payment of your Regular Payroll Amount on your Regular Payroll Dates beginning with the regular payroll date that follows the date of the last payment pursuant to paragraph 7(c)(ii)(A)(II);

provided, however, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your Regular Payroll Amount that would be paid to you during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be paid to on the Permissible Payment Date rather than as described in paragraph 7(c)(ii)(A)(I), (II) or (III), as applicable, and any remaining Salary, if any, shall be paid to you or your estate, as applicable, by payment of your Regular Payroll Amount on your Regular Payroll Dates commencing with the Regular Payroll Date that follows the Permissible Payment Date.  Each payment pursuant to this paragraph 7(c)(ii)(A) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A.

(B)                           Bonus:  an additional severance amount equal to 1.5 times your Severance Bonus, determined and paid as follows:

(I)                                an amount equal to your Severance Bonus, prorated for the number of calendar days remaining in the calendar year in which your employment terminates, and payable between January 1st and March 15th of the calendar year following the calendar year in which your employment terminates; provided, however, that to the extent (x) you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination, (y) your date of termination pursuant to paragraph 7(c)(i) occurs after June 30th of the calendar year, and (z) the prorated bonus described in this paragraph 7(c)(ii)(B)(I) is determined to constitute “deferred compensation” within the

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meaning of Code Section 409A, then such prorated bonus shall not be paid to you until the earlier of (a) the first business day of the seventh calendar month following the calendar month in which your termination of employment occurs or (b) your death.  Each payment pursuant to this paragraph 7(c)(ii)(B)(I) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A;

(II)                          an amount equal to your Severance Bonus, and payable between January 1st and March 15th of the second calendar year following the calendar year in which your employment terminates; provided, however, that if the 18th Month Anniversary occurs in the calendar year following the calendar year in which your employment terminates, then the Severance Bonus shall be prorated for the number of calendar days in the calendar year following the calendar year in which your employment terminates that occur on or before the 18th Month Anniversary; and

(III)                    if the 18th Month Anniversary occurs in the second calendar year following the calendar year in which your employment terminates, an amount equal to your Severance Bonus, prorated for the number of calendar days in the second calendar year following the calendar year in which your employment terminates that occur on or before the 18th Month Anniversary, and payable between January 1st and March 15th of the third calendar year following the calendar year in which your employment terminates.

(C)                           Health Benefits:  medical and dental insurance coverage for you and your eligible dependents at no cost to you (except as hereafter described) pursuant to the CBS benefit plans in which you participated in at the time of your termination of employment (or, if different, other benefit plans generally available to senior level executives) for a period of eighteen (18) months following the termination date, or if earlier, the date on which you become eligible for medical or dental coverage as the case may be from a third party, which period of coverage shall be considered to run concurrently with the COBRA continuation period; provided, however, that during the period that CBS provides you with this coverage, the cost of such coverage will be treated as taxable income to you and CBS may withhold taxes from your compensation for this purpose; provided, further, that

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you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law; provided, further that to the extent CBS is unable to continue such benefits because of underwriting on the plan term or if such continuation would violate Code Section 105(h), CBS shall provide you with economically equivalent benefits determined on an after-tax basis (to the extent such benefit was non-taxable).

(D)                          Life Insurance:  life insurance coverage until the end of the Term under CBS’s policy in effect on the date of termination in the amount then furnished to CBS employees at no cost (the amount of which coverage will be reduced to the amount of life insurance coverage furnished to you at no cost by a third party employer); provided, however that to the extent CBS is unable to continue such benefits because of underwriting on the plan term, CBS shall provide you with economically equivalent benefits determined on an after-tax basis (to the extent such benefit was non-taxable).

(E)                            Equity:  the following with respect to awards granted to you under the LTIP (or any predecessor plan to the LTIP):

(I)                                All stock option awards (or portions thereof) that have not vested and become exercisable on the date of such termination, but which would otherwise vest on or before the end of an eighteen (18) month period thereafter, shall accelerate and vest immediately on the Release Effective Date, and will continue to be exercisable until the greater of eighteen (18) months following the termination date or the period provided in accordance with the terms of the grant; provided, however, that in no event shall the exercise period extend beyond their expiration date.

(II)                          All stock options awards (or portions thereof) that have previously vested and become exercisable by the date of such termination shall remain exercisable until the greater of eighteen (18) months following the termination date or the period provided in accordance with the terms of the grant; provided, however, that in no event shall the exercise period extend beyond their expiration date.

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(III)                    All Accelerated Share Awards shall accelerate and vest immediately on the Release Effective Date and be settled within ten (10) business days thereafter; provided, however, that with respect to Accelerated Share Awards that remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such Accelerated Share Award under Code Section 162(m), such Accelerated Share Award shall vest to the extent  the Committee certifies that the performance goal relating to such Accelerated Share Award has been met, or, if later, the Release Effective Date, and shall be settled within ten (10) business days thereafter; provided, further, that with respect to Accelerated Share Awards that remain subject to performance-based vesting conditions on your termination date, in the event and to the extent that compliance with the performance-based compensation exception under Code Section 162(m) is not required in order to ensure the deductibility of any such Accelerated Share Award, such Accelerated Share Award shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent applicable) on the Release Effective Date and be settled within ten (10) business days thereafter.

Notwithstanding the foregoing, to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your Accelerated Share Awards that would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall instead be settled on the Permissible Payment Date.

(iii)                          You shall be required to mitigate the amount of any payment provided for in paragraph 7(c)(ii) by seeking other employment, and the amount of such payments shall be reduced by any compensation earned by you from any source other than as a result of your self-employment, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, and commission payments; provided, however, that mitigation shall not be required, and no reduction for other compensation shall be made, for earnings for services provided

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during the first twelve (12) months after the termination of your employment.  You agree to advise CBS immediately and in writing of any employment for which you are receiving such payments and to provide documentation as requested by CBS with respect to such employment.  The payments provided for in paragraph 7(c)(ii) are in lieu of any other severance or income continuation or protection under any CBS plan, program or agreement that may now or hereafter exist (unless the terms of such plan, program or agreement expressly state that the payments and benefits payable thereunder are intended to be in addition to the type of payments and benefits described in paragraph 7(c)(ii) of this Agreement).

(d)                         Death.

(i)                                  Your employment with CBS shall terminate automatically upon your death.

(ii)                              In the event of your death prior to the end of the Term while you are actively employed, your beneficiary or estate shall receive (x) the Accrued Obligations, payable, less applicable withholding taxes, within 30 days following your date of death; and (y) bonus compensation for the calendar year in which your death occurs, determined in accordance with the STIP (i.e., based upon CBS’s achievement of its goals and CBS’s good faith estimate of your achievement of your personal goals) and prorated for the portion of the calendar year through and including your date of death, payable, less applicable withholding taxes, between January 1st and March 15th of the following calendar year.  In addition, (A) all awards of stock options and stock appreciation rights that have not vested and become exercisable on the date of such termination shall accelerate and vest immediately, and shall continue to be exercisable by your beneficiary or estate until the greater of two years following your date of death or the period provided in accordance with the terms of the grant, provided that in no event shall the exercise period of such awards extend beyond their expiration date; (B) all awards of stock options and stock appreciation rights that have previously vested and become exercisable by the date of your death shall remain exercisable by your beneficiary or estate until the greater of two years following your date of death or the period provided in accordance with the terms of the grant, provided that in no event shall the exercise period of such awards extend beyond their expiration date; (C) all awards of RSUs and other equity awards that remain subject only to time-based vesting conditions on the date of your death shall immediately vest and be settled within ten (10) business days thereafter; and (D) all awards of RSUs and other equity awards that remain subject to performance-based vesting conditions on the date of your death shall vest if and

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to the extent the Committee certifies that a level of the performance goal(s) relating to such RSU or other equity award has been met following the end of the applicable performance period, and shall be settled within ten (10) business days thereafter.

(iii)                          In the event of your death after the termination of your employment (which termination occurred during the Term under circumstances described in paragraph 7(b)(i) or 7(c)(i), but prior to payment of any amounts or benefits described in paragraphs 7(b)(ii)(A), (B), (C) and (E) or paragraphs 7(c)(ii)(A), (B), (C) and (E), as applicable, that you would have received had you continued to live, all such amounts and benefits shall be paid, less applicable deductions and withholding taxes to your beneficiary (or, if no beneficiary has been designated, to your estate) in accordance with the applicable payment schedule set forth in paragraphs 7(b)(ii)(A), (B), (C) and (E) or paragraphs 7(c)(ii)(A), (B), (C) and (E), as applicable.

(e)                               Disability.

(i)                                  If, while employed during the Term, you become “disabled” within the meaning of such term under CBS’s Short-Term Disability (“STD”) program (such condition is referred to as a “Disability” or being “Disabled”), you will be considered to have experienced a termination of employment with CBS and its subsidiaries as of the date you first become eligible to receive benefits under CBS’s Long-Term Disability (“LTD”) program or, if you do not become eligible to receive benefits under CBS’s LTD program, you have not returned to work by the six (6) month anniversary of your Disability onset date.

(ii)                              Except as provided in this paragraph 7(e)(ii), if you become Disabled while employed full-time during the Term, you will exclusively receive compensation under the STD program in accordance with its terms and, thereafter, under the LTD program in accordance with its terms, provided you are eligible to receive LTD program benefits.  Notwithstanding the foregoing, if you have not returned to work by December 31st of a calendar year during the Term, you will receive bonus compensation for the calendar year(s) during the Term in which you receive compensation under the STD program, determined as follows:

(A)                          for the portion of the calendar year from January 1st until the date on which you first receive compensation under the STD program, bonus compensation shall be determined in accordance with the STIP (i.e., based upon CBS’s achievement of its goals and CBS’s good faith estimate of your achievement of your personal goals) and prorated for such period; and

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(B)                           for any subsequent portion of that calendar year and any portion of the following calendar year in which you receive compensation under the STD program, bonus compensation shall be in an amount equal to your Target Bonus and prorated for such period(s).

(iii)                          Bonus compensation under paragraph 7(e)(ii) shall be paid, less applicable deductions and withholding taxes, between January 1st and March 15th of the calendar year following the calendar year to which such bonus compensation relates.  You will not receive bonus compensation for any portion of the calendar year(s) during the Term while you receive benefits under the LTD program.  For the periods that you receive compensation and benefits under the STD and LTD programs, such compensation and benefits and the bonus compensation provided under paragraph 7(e)(ii) are in lieu of Salary and Bonus under paragraphs 3(a) and (b).

(iv)                          In addition, if your employment terminates due to your “Permanent Disability” (as defined in the LTIP or, if applicable, a predecessor plan to the LTIP), (i) all awards of stock options and stock appreciation rights that have not vested and become exercisable on your termination date shall accelerate and vest immediately, and shall continue to be exercisable until the greater of three years following the termination date or the period provided in accordance with the terms of the grant, provided that in no event shall the exercise period of such awards extend beyond their expiration date; (ii) all awards of stock options and stock appreciation rights that have previously vested and become exercisable by your termination date shall remain exercisable until the greater of three years following the termination date or the period provided in accordance with the terms of the grant, provided that in no event shall the exercise period of such awards extend beyond their expiration date; (iii) all awards of RSUs and other equity awards that remain subject only to time-based vesting conditions on your termination date shall immediately vest and be settled within ten (10) business days thereafter; and (iv) all awards of RSUs and other equity awards that remain subject to performance-based vesting conditions on your termination date shall vest if and to the extent the Committee certifies that a level of the performance goal(s) relating to such RSU or other equity award has been met following the end of the applicable performance period, and shall be settled within ten (10) business days thereafter.  Notwithstanding the foregoing if you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination due to Permanent Disability and any portion of your RSUs or other equity awards that would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation”

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within the meaning of Code Section 409A, such portion shall instead be settled on the Permissible Payment Date.

(f)                               Renewal Notice / Non-Renewal.

(i)                                 CBS shall notify you six (6) months prior to the expiration of the Term in writing if it intends to continue your employment beyond the expiration of the Term.  If you are notified that CBS does intend to continue your employment, then you agree that you shall negotiate exclusively with CBS for the first 90 days following such notification.  Nothing contained herein shall obligate CBS to provide an increase to your compensation hereunder upon such renewal.

(ii)                             If you remain employed on the Expiration Date, but have not entered into a new written contractual relationship with CBS (or any of CBS’s subsidiaries), and CBS advises you on or before the Expiration Date that it does not wish to continue your employment on an “at will” basis beyond expiration of the Term, your employment shall automatically terminate on the day next following the Expiration Date, and, except as set forth in paragraph 7(k)(v) of this Agreement, you shall be eligible to receive, less applicable withholding taxes, (x) the Accrued Obligations, payable within thirty (30) days following your termination date, and (y), subject to your compliance with paragraph 7(j) hereunder, the severance payments due under paragraphs 7(b)(ii)(A), (B) and (C).

(iii)                         If you remain in the employ of CBS beyond the end of the Term but have not entered into a new written contractual relationship with CBS, or any of CBS’s affiliated companies, your continued employment shall be “at will” and on such terms and conditions as CBS in its sole discretion may at the time establish; provided, that either party, during such period, may terminate your “at will” employment at any time, provided that:

(A)                         if CBS terminates your employment during the eighteen (18) month period following the Expiration Date without Cause (as that term is defined in paragraph 7(a)(i)), then, except as set forth in paragraph 7(k)(v) of the Agreement, you shall be eligible to receive, less applicable withholding taxes, (x) the Accrued Obligations, payable within thirty (30) days following your termination date, and (y), subject to your compliance with paragraph 7(j) hereunder, the severance payments due under paragraphs 7(b)(ii)(A), (B) and (C); and

(B)                          if CBS terminates your employment beyond the eighteen (18) month period following the Expiration Date as an “at will” employee without Cause (as that term is defined in paragraph 7(a)(i)),

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you shall become eligible to receive severance under the then current CBS severance policy applicable to executives at your level, subject to the terms of such severance policy (including your execution of a release in favor of CBS pursuant to such policy to the extent required).

(iv)                          Nothing in this paragraph 7(f) shall (x) create a right to continued employment with CBS or be interpreted as forming an employment contract with CBS, or interfere with the ability of CBS to terminate your employment or (y) obligate you to continue your employment with CBS.

(v)                              You shall be required to mitigate the amount of any payment provided for in paragraph 7(f) by seeking other employment, and the amount of such payments shall be reduced by any compensation earned by you from any source other than as a result of your self-employment, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, and commission payments; provided, however, that mitigation shall not be required, and no reduction for other compensation shall be made, for earnings for services provided during the first twelve (12) months after the termination of your employment.  You agree to advise CBS immediately and in writing of any employment for which you are receiving such payments and to provide documentation as requested by CBS with respect to such employment.  The payments provided for in paragraph 7(f) are in lieu of any other severance or income continuation or protection under any CBS plan, program or agreement that may now or hereafter exist (unless the terms of such plan, program or agreement expressly state that the payments and benefits payable thereunder are intended to be in addition to the type of payments and benefits described in paragraph 7(f) of this Agreement).

(g)                              Retirement.

(i)                                  Notwithstanding any provision herein to the contrary, if (A) you remain employed with CBS or one of its subsidiaries through the Expiration Date, and (B) your employment with CBS or any of its subsidiaries either (x) is terminated by you or by CBS effective as of the calendar day next following the Expiration Date or (y) continues beyond the Expiration Date on an “at will” basis but is subsequently terminated by you or by CBS, in either case for reasons other than for Cause (but including death or Disability as defined in this Agreement) (“Retirement”), any then outstanding and unvested equity or equity-based awards (“Outstanding Awards”) shall continue vesting in accordance with their established vesting schedule through the third anniversary of your termination date (the “Extended Vesting Period”) so long as you comply with the obligations set forth in paragraphs 6(a) and 6(b) during the Extended Vesting Period; provided, however, that vesting of Outstanding Awards shall be

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accelerated (rather than continued) to the extent necessary to comply with the requirements of Code Section 409A, unless compliance with the performance-based compensation exception is required in order to ensure the deductibility of any Outstanding Award under Code Section 162(m), in which case such Outstanding Award shall vest if and when the Committee certifies that the performance goal relating to such award has been met.  Outstanding Awards in the form of stock options and stock appreciation rights (“Outstanding Stock Rights”), once vested, shall remain exercisable until their expiration date.  The exercisability of stock options and stock appreciation rights that are outstanding and vested on the date of your Retirement shall be governed by the terms and conditions otherwise applicable to those grants.

(ii)                              If you breach the obligations set forth in paragraph 6(a) or 6(b) at any time during the Extended Vesting Period (which for the avoidance of doubt shall apply to the Extended Vesting Period), CBS may (A) immediately cancel any Outstanding Stock Rights that remain outstanding (whether or not vested), (B) immediately cancel any Outstanding Awards other than Outstanding Stock Rights that remain unvested and (C) recover from you any shares of CBS Class B Common Stock, par value $0.001 per share, or other securities delivered upon exercise of any Outstanding Stock Rights or settlement of any other Outstanding Awards (the “Shares”), or, to the extent any such Shares are sold, any proceeds realized on the sale of the Shares, and the cash payment of related accrued dividends.

(iii)                          In the event of your death during the Extended Vesting Period, any Outstanding Awards that remain unvested as of the date of your death shall continue to vest in accordance with their established vesting schedules for the remainder of the Extended Vesting Period, and your designated beneficiary (or, if no beneficiary has been designated, your estate) shall be permitted to exercise any Outstanding Stock Rights that have vested and remain outstanding until their expiration date.

(h)                             Resignation from Official Positions.  If your employment with CBS terminates for any reason, you shall automatically be deemed to have resigned at that time from any and all officer or director positions that you may have held with CBS, or any of CBS’s affiliated companies and all board seats or other positions in other entities you held on behalf of CBS, including any fiduciary positions (including as a trustee) you hold with respect to any employee benefit plans or trusts established by CBS.  You agree that this Agreement shall serve as written notice of resignation in this circumstance.  If, however, for any reason this paragraph 7(h) is deemed insufficient to effectuate such resignation, you agree to execute, upon the request of CBS or any of its affiliated companies, any documents or instruments which CBS may deem necessary or desirable to effectuate such resignation or resignations, and you hereby authorize the

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Secretary and any Assistant Secretary of CBS or any of CBS’s affiliated companies to execute any such documents or instruments as your attorney-in-fact.

(i)                                  Termination of Benefits.  Notwithstanding anything in this Agreement to the contrary (except as otherwise provided in paragraph 7(b)(ii)(C), 7(c)(ii)(C), 7(f)(ii), 7(f)(iii)(A), or 7(k)(ii)(C), as applicable, with respect to medical and dental benefits), participation in all CBS benefit plans and programs (including, without limitation, vacation accrual, all retirement and related excess plans and LTD) will terminate upon the termination of your employment except to the extent otherwise expressly provided in such plans or programs, and subject to any vested rights you may have under the terms of such plans or programs.  The foregoing shall not apply to the LTIP and, after the termination of your employment, your rights under the LTIP shall be governed by the terms of the LTIP award agreements, certificates, the applicable LTIP plan(s) and this Agreement.

(j)                                  Release; Compliance with Paragraph 6.

(i)                                  Notwithstanding any provision in this Agreement to the contrary, prior to payment by CBS of any amount or provision of any benefit pursuant to paragraph 7(b)(ii), 7(c)(ii), 7(f)(ii), 7(f)(iii)(A) or 7(k)(ii), or vesting of Outstanding Awards during the Extended Vesting Period under paragraph 7(g), as applicable, within sixty (60) days following your termination of employment, (x) you shall have executed and delivered to CBS a general release in a form satisfactory to CBS and (y) such general release shall have become effective and irrevocable in its entirety (such date, the “Release Effective Date”); provided, however, that if, at the time any cash severance payments are scheduled to be paid to you pursuant to paragraph 7(b)(ii), 7(c)(ii), 7(f)(ii), 7(f)(iii)(A) or 7(k)(ii), or any Outstanding Awards are scheduled to vest pursuant to paragraph 7(g), as applicable, you have not executed a general release that has become effective and irrevocable in its entirety, then any such cash severance payments shall be held and accumulated without interest, and shall be paid to you on the first Regular Payroll Date following the Release Effective Date and the vesting of any Outstanding Awards shall be suspended until the Release Effective Date.  Your failure or refusal to sign and deliver the release or your revocation of an executed and delivered release in accordance with applicable laws, whether intentionally or unintentionally, will result in the forfeiture of the payments and benefits under paragraph 7(b)(ii), 7(c)(ii), 7(f)(ii), 7(f)(iii)(A) or 7(k)(ii), or vesting of Outstanding Awards under paragraph 7(g), as applicable.  Notwithstanding the foregoing, if the sixty (60) day period does not begin and end in the same calendar year, then the Release Effective Date shall occur no earlier than January 1st of the calendar year following the calendar year in which your termination occurs.

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(ii)                              Notwithstanding any provision in this Agreement to the contrary, the payments and benefits described in paragraphs 7(b)(ii), 7(c)(ii), 7(f)(ii), 7(f)(iii)(A) and 7(k)(ii), and the continued vesting of Outstanding Awards described in paragraph 7(g), as applicable, shall immediately cease, and CBS shall have no further obligations to you with respect thereto, in the event that you materially breach any provision of paragraph 6 hereof.

(k)                              Payments in Connection with Certain Corporate Events.

(i)                                  Definition.  For purposes of this Agreement, a “Corporate Event” shall be deemed to occur upon the occurrence of any of the following events:

(A)                          consummation of a merger, consolidation or reorganization of CBS or any of its subsidiaries unless, immediately following such transaction, (I) all or substantially all the beneficial owners of CBS stock having general voting power immediately prior to such transaction directly or indirectly own more than fifty percent (50%) of the general voting power of the entity resulting from such transaction (the “Combined Company”) in substantially the same proportions as their beneficial ownership of such CBS stock immediately prior to the transaction (excluding any general voting power of the Combined Company that such beneficial owners directly or indirectly received as a result of their beneficial ownership of the other entity involved in the transaction), (II) no person or group directly or indirectly beneficially owns stock representing more than twenty percent (20%) of the general voting power of the Combined Company and (III) a majority of the independent directors of the Combined Company and a majority of the directors of the Combined Company, in each case, consist of individuals who were Original Independent Directors (as defined in clause (D) below) immediately prior to such transaction; or

(B)                           consummation of the sale or disposition of all or substantially all of the assets of CBS; or

(C)                           at any time after January 1, 2011, any “person” or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder), directly or indirectly acquires or then beneficially owns (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) stock representing more than twenty percent (20%) of the general voting

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power of CBS at a time when the person who, on January 1, 2011, is the ultimate beneficial owner (within the meaning of Rule 13d-3(a)(1) under the Exchange Act) (the “Ultimate Voting Beneficial Owner”) of a majority of the general voting power of CBS no longer is the Ultimate Voting Beneficial Owner of a majority thereof; or

(D)                          a majority of the independent directors of the CBS Board of Directors (the “Board”) ceases to consist of Original Independent Directors.  “Original Independent Directors” shall mean those individuals who, as of January 1, 2011, constitute the independent directors of the Board and those successor independent directors who are elected or appointed to the Board, either by a vote of the Board or by action of the shareholders of CBS pursuant to a recommendation by the Board, as a result of the death, voluntary retirement or resignation of an Original Independent Director (or any successor thereto pursuant to this proviso), including a voluntary determination by such Original Independent Director (or such successor) not to stand for re-election.

(ii)                              Termination Payments.  In the event that your employment terminates under circumstances described in paragraph 7(b)(i), 7(c)(i), 7(f)(ii) or 7(f)(iii)(A) at any time during the twenty-four (24) month period following the date of a Corporate Event, provided that such Corporate Event occurs during the Term, you shall thereafter receive, less applicable withholding taxes, (x) the Accrued Obligations, payable within thirty (30) days following your termination date, and (y) subject to your compliance with paragraph 7(j) hereunder, the following payments and benefits:

(A)                          Pro-Rata Bonus:  a Bonus for the calendar year in which your employment is terminated, such Bonus to be determined based on actual performance and consistent with senior executives who remain employed with CBS, and then prorated based on the number of calendar days of such year elapsed through the date your employment is terminated (the “Pro-Rata Bonus”), payable, less applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year;

(B)                           Enhanced Severance Amount:   an amount equal to three (3) times the sum of (i) your Salary in effect at the time of your termination (or, if your Salary has been reduced in violation of this Agreement, your highest Salary during the Term) and (ii)

Anthony G. Ambrosio

as of June 7, 2013

the average of your actual annual Bonus awards for the three years immediately preceding the year in which your employment is terminated (the “Enhanced Severance Amount”).  To the extent the Enhanced Severance Amount exceeds the sum of (x) the amount determined pursuant to paragraph 7(b)(ii)(A) or 7(c)(ii)(A), as applicable, and (y) the amount determined pursuant to paragraph 7(b)(ii)(B) or 7(c)(ii)(B), as applicable, such excess portion shall be paid in a lump sum within thirty (30) days following your termination date.  The remaining portion of the Enhanced Severance Amount that is equal to the amount determined pursuant to paragraph 7(b)(ii)(A) or 7(c)(ii)(A), as applicable, shall be paid in accordance with the schedule described in paragraph 7(b)(ii)(A) and 7(c)(ii)(A), as applicable; and the remaining portion of the Enhanced Severance Amount that is equal to the amount determined pursuant to paragraph 7(b)(ii)(B) or 7(c)(ii)(B), as applicable, shall be paid in accordance with the schedule described in paragraph 7(b)(ii)(B) or 7(c)(ii)(B), as applicable; provided, however, that to the extent such remaining portions of the Enhanced Severance Amount do not constitute “deferred compensation” within the meaning of Code Section 409A, such portions shall also be paid in a lump sum within thirty (30) days following your termination date, with any remainder to be paid in accordance with the schedule described in paragraph 7(b)(ii)(A) or 7(b)(ii)(B), as applicable; provided, further, that if you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of the Enhanced Severance Amount that would be paid to you during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be paid to you in a lump sum on the Permissible Payment Date rather than as described above, and any remaining Enhanced Severance Amount shall be paid to you or your estate, as applicable, in accordance with the installment payment schedule set forth above on your Regular Payroll Dates commencing with the Regular Payroll Date that follows the Permissible Payment Date.  Each payment pursuant to this paragraph 7(k)(ii)(B) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A;

(C)                           Health Benefits:  medical and dental insurance coverage for you and your eligible dependents at no cost to you

Anthony G. Ambrosio

as of June 7, 2013

(except as hereafter described) pursuant to the CBS benefit plans in which you participated in at the time of your termination of employment (or, if different, other benefit plans generally available to senior level executives) for a period of thirty-six (36) months following the termination date, or if earlier, the date on which you become eligible for medical or dental coverage as the case may be from a third party, which period of coverage shall be considered to run concurrently with the COBRA continuation period; provided, however, that during the period that CBS provides you with this coverage, the cost of such coverage will be treated as taxable income to you and CBS may withhold taxes from your compensation for this purpose; provided, further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

(D)                          Life Insurance:  life insurance coverage for thirty-six (36) months under CBS’s policy in effect on the date of termination in the amount then furnished to CBS employees at no cost (the amount of which coverage will be reduced to the amount of life insurance coverage furnished to you at no cost by a third party employer);

(E)                            Equity:  the following with respect to awards granted to you under the LTIP (or any predecessor plan to the LTIP):

(I)                                All stock option awards (or portions thereof) that have not vested and become exercisable on the date of such termination shall accelerate and vest immediately on the Release Effective Date (as defined in paragraph 7(j) above), and will continue to be exercisable until their expiration date;

(II)                          All stock option awards (or portions thereof) that have previously vested and become exercisable by the date of such termination shall remain exercisable until their expiration date; and

(III)                    With respect to all awards of RSUs and other equity awards (or portions thereof) that have not vested on the date your employment is terminated, such awards shall accelerate and vest immediately on the Release Effective Date and be settled within ten (10) business days thereafter; provided, however, that with respect to any RSU and other equity awards

Anthony G. Ambrosio

as of June 7, 2013

that remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such RSU or other equity award under Code Section 162(m), such award shall vest if and to the extent the Committee certifies that a level of the performance goal(s) relating to such award has been met, or, if later, the Release Effective Date, and shall be settled within ten (10) business days thereafter.

Notwithstanding the foregoing, to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your RSU and other equity awards that would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall instead be settled on the Permissible Payment Date; and

(F)                             Outplacement Services:  CBS will make available to you, at its expense, executive level outplacement services with a leading national outplacement firm, with such outplacement services to be provided for a period of up to twelve (12) months following the date on which your employment is terminated.  The outplacement program shall be designed and the outplacement firm selected by CBS.  CBS will pay all expenses related to the provision of outplacement services directly to the outplacement firm by the end of the calendar year following the calendar year in which the outplacement services are provided.

(iii)                          No Mitigation.  You shall not be required to mitigate the amount of any payment provided for in paragraph 7(k)(ii) by seeking other employment.  The payments provided for in paragraph 7(k)(ii) are in lieu of any other severance or income continuation or protection in this Agreement or in any CBS plan, program or agreement that may now or hereafter exist.

(iv)                          Death.  If you die prior to payment of any amount or benefit described in paragraph 7(k)(ii)(A), (B), (C) or (E) that would have been paid to you had you continued to live, all such amounts and benefits shall be paid, less applicable deductions and withholding taxes, to your beneficiary (or, if no beneficiary has been designated, your estate) in accordance with the applicable payment schedule.

Anthony G. Ambrosio

as of June 7, 2013

(v)                              Survival of Provisions.  If a Corporate Event occurs during the Term, the provisions of this paragraph 7(k) (and any other provision in this Agreement which relates to or is necessary for the enforcement of the parties’ rights under this paragraph 7(k)) shall survive the expiration of the Term of this Agreement.  For avoidance of doubt, the provisions of paragraphs 6(a) and 6(c) shall apply so long as any payments are due to you pursuant to this paragraph 7(k), even if your termination date occurs following expiration of the Term of this Agreement.

8.                                         No Acceptance of Payments.  You represent that you have not accepted or given nor will you accept or give, directly or indirectly, any money, services or other valuable consideration from or to anyone other than CBS for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by CBS, or any of CBS’s affiliated companies.

9.                                         Equal Opportunity Employer; Employee Statement of Business Conduct. You recognize that CBS is an equal opportunity employer.  You agree that you will comply with CBS policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination on the basis of race, color, sex, religion, national origin, citizenship, age, marital status, sexual orientation, disability or veteran status.  In addition, you agree that you will comply with the CBS Business Conduct Statement.

10.                                 Notices.  All notices under this Agreement must be given in writing, by personal delivery or by registered mail, at the parties’ respective addresses shown on this Agreement (or any other address designated in writing by either party), with a copy, in the case of CBS, to the attention of the Executive Vice President, General Counsel, CBS.  Any notice given by registered mail shall be deemed to have been given three days following such mailing.

11.                                 Assignment.  This is an Agreement for the performance of personal services by you and may not be assigned by you or CBS except that CBS may assign this Agreement to any affiliated company of or any successor in interest to CBS.

12.                                 New York Law, Etc.  You acknowledge that this Agreement has been executed, in whole or in part, in New York, and your employment duties are primarily performed in New York.  Accordingly, you agree that this Agreement and all matters or issues arising out of or relating to your CBS employment shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely therein.

13.                                 No Implied Contract.  Nothing contained in this Agreement shall be construed to impose any obligation on CBS or you to renew this Agreement or any portion thereof.  The parties intend to be bound only upon execution of a written

Anthony G. Ambrosio

as of June 7, 2013

agreement and no negotiation, exchange of draft or partial performance shall be deemed to imply an agreement.  Neither the continuation of employment nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of the Term.

14.                                 Void Provisions.  If any provision of this Agreement, as applied to either party or to any circumstances, shall be found by a court of competent jurisdiction to be unenforceable but would be enforceable if some part were deleted or the period or area of application were reduced, then such provision shall apply with the modification necessary to make it enforceable, and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

15.                                 Entire Understanding; Supersedes Prior Agreements.  This Agreement contains the entire understanding of the parties hereto as of the time on the Effective Date that the Agreement is signed by both parties relating to the subject matter contained in this Agreement, and can be changed only by a writing signed by both parties.  This Agreement supersedes all prior agreements relating to your employment by CBS or any of CBS’s affiliated companies relating to the subject matter herein, including, without limitation, your prior employment agreement with CBS dated as of February 3, 2011 (the “Prior Agreement”); provided, however, that no provision in this Agreement shall be construed to adversely affect any of your rights accrued under the Prior Agreement.

16.                                 Payment of Deferred Compensation – Section 409A.

(a)                                    To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Code Section 409A.  This Agreement shall be construed in a manner to give effect to such intention.  In no event whatsoever (including, but not limited to as a result of this paragraph 16 or otherwise) shall CBS or any of its affiliates be liable for any tax, interest or penalties that may be imposed on you under Code Section 409A.  Neither CBS nor any of its affiliates have any obligation to indemnify or otherwise hold you harmless from any or all such taxes, interest or penalties, or liability for any damages related thereto. You acknowledge that you have been advised to obtain independent legal, tax or other counsel in connection with Code Section 409A.

(b)                                   Your right to any in-kind benefit or reimbursement benefits pursuant to any provisions of this Agreement or pursuant to any plan or arrangement of CBS covered by this Agreement shall not be subject to liquidation or exchange for cash or another benefit.

17.                                 Arbitration.  If any disagreement or dispute whatsoever shall arise between the parties concerning, arising out of or relating to this Agreement (including the documents referenced herein) or your employment with CBS, the parties hereto agree that such disagreement or dispute shall be submitted to binding arbitration before the American Arbitration Association (the “AAA”), and that a neutral arbitrator will be

Anthony G. Ambrosio

as of June 7, 2013

selected in a manner consistent with its Employment Arbitration Rules and Mediation Procedures (the “Rules”).  Such arbitration shall be confidential and private and conducted in accordance with the Rules.  Any such arbitration proceeding shall take place in New York City before a single arbitrator (rather than a panel of arbitrators).  The parties agree that the arbitrator shall have no authority to award any punitive or exemplary damages and waive, to the full extent permitted by law, any right to recover such damages in such arbitration.  Each party shall bear its respective costs (including attorney’s fees, and there shall be no award of attorney’s fees), provided that if you are the prevailing party (as determined by the arbitrator in his or her sole discretion) in a dispute concerning the enforcement of the provisions of this Agreement in relation to paragraph 7(k), you shall be entitled to recover all of your costs (including attorney’s fees) reasonably incurred in connection with such dispute.  Following the arbitrator’s issuance of a final non-appealable award setting forth that you are the prevailing party, CBS shall reimburse you for such costs within thirty (30) days following its receipt of reasonable written evidence substantiating such costs, provided that in no event will payment be made to you later than the last day of the calendar year next following the calendar year in which the award is issued.  If there is a dispute regarding the reasonableness of the costs you incur, the same arbitrator shall determine, in his or her sole discretion, the costs that shall be reimbursed to you by CBS.  Judgment upon the final award(s) rendered by such arbitrator, after giving effect to the AAA internal appeals process, may be entered in any court having jurisdiction thereof.  Notwithstanding anything herein to the contrary, CBS shall be entitled to seek injunctive, provisional and equitable relief in a court proceeding as a result of your alleged violation of the terms of Section 6 of this Agreement, and you hereby consent and agree to exclusive personal jurisdiction in any state or federal court located in the City of New York, Borough of Manhattan.

18.                                 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, and all of the counterparts shall constitute one fully executed agreement.  The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[signature page to follow]

If the foregoing correctly sets forth our understanding, please sign, date and return all four (4) copies of this Agreement to the undersigned for execution on behalf of CBS; after this Agreement has been executed by CBS and a fully-executed copy returned to you, it shall constitute a binding agreement between us.

Very truly yours,

CBS CORPORATION

		By:	/s/ Leslie Moonves
			Name:	Leslie Moonves
ACCEPTED AND AGREED:			Title:	President and Chief
Executive Officer

/s/ Anthony G. Ambrosio
Anthony G. Ambrosio

Dated:	06/07/2013